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                          REGISTRATION RIGHTS AGREEMENT

                                 by and between

                           CONSUMER DIRECT OF AMERICA

                                       and

                        CRUSADER CAPITAL PARTNERS II, LLC

                                  July 29, 2005

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         REGISTRATION RIGHTS AGREEMENT, dated as of this 29 day of July, 2005
(this "Agreement"), by and between Consumer Direct of America, a Nevada corporation (the "Company"), and Crusader Capital Partners II, LLC, a New York
limited liability company ("Crusader").

                              W I T N E S S E T H:

         WHEREAS, the Company and Crusader are entering into a Common Stock
Purchase Agreement (the "Purchase Agreement") of even date herewith, pursuant to which the Company is selling to Crusader Four Million One Hundred Sixty-Six
Thousand Six Hundred Sixty-Seven (4,166,667) shares of Common Stock and pursuant to which Crusader has the right to purchase additional shares; and

         WHEREAS, a condition to Crusader's obligations under the Purchase
Agreement is that the Company enter into this Agreement to provide, among other things, certain registration rights with respect to shares of Common Stock held by Crusader;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Registration Rights.
         -------------------

The Company and Crusader covenant and agree as follows:

1.1      Definitions.  For purposes of this Section 1:
         -----------

                  (a) The term "Common Stock" means the Company's common stock, par value $.001 per share.

                  (b) The term "Effectiveness Date" means: (a) with respect to the Registration Statement required to be filed pursuant to Section 1.2(a), the earlier of: (i) the ninetieth (90th) day following the Execution Date and (ii)
the fifth (5th) trading day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional
Registration Statements that may be required pursuant to Section 1.2(c) or 1.2
(d) hereof, the earlier of: (i) the ninetieth (90th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under Section 1.2(c) or 1.2 (d)
and (ii) the fifth (5th) trading day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

                  (c) The term "Effectiveness Period" shall have the meaning set forth in Section 1.7(b).

                  (d) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (e) The term "Execution Date" means the Closing Date or
Subsequent Closing Date under the Purchase Agreement.

                  (f) The term "Filing Date" means: (a) with respect to the
Registration Statement required to be filed pursuant to section 1.2(a), the thirtieth (30th) day following the Execution Date, and (b) with respect to any additional Registration Statements that may be required pursuant to Section
1.2(c) or 1.2 (d) hereof, the thirtieth (30th) day following the date on which the Company first knows, or reasonably should have known, that such additional
Registration Statement is required under Section 1.2(c) or 1.2 (d).

                  (g) The terms "Form S-3" and "Form SB-2" mean such forms under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

                  (h) The term "Prospectus" means the prospectus included in a
Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable
Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  (i) The terms "register," "registered" and "registration"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                  (j) The term "Registrable Securities" means (i) the shares of
Common Stock owned by Crusader and any other shares purchased after the date hereof by Crusader under the Purchase Agreement, and (ii) any other shares of
Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause
(i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by Crusader in a transaction in which its rights under this Agreement are not assigned. Notwithstanding the foregoing, Common
Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B)
sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (k) The number of shares of "Registrab1e Securities then
outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities.

                  (l) The term "Registration Statement" or "registration
statement" means, collectively, the initial Registration Statement required to be filed pursuant to Section 1.2(a) and any additional Registration Statements contemplated by Section 1.2(c) or 1.2(d), or any other

                                      -2-

registration statement referred to in this Agreement, including (in each case)
the Prospectus, amendments and supplements to such registration statement or
Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  (m) The term "SEC" means the Securities and Exchange
Commission.

         1.2      Request for Registration by Crusader or "Demand Registration"

                  (a) If the Company shall receive at any time after the Closing or Subsequent Closing (as such terms are defined in the Purchase Agreement) a written request from Crusader that the Company file a Registration Statement under the Securities Act with respect to the Registrable Securities then outstanding, then the Company shall, subject to the limitations of subsection
1.2(b), use its best efforts to effect as soon as practicable, and in any event no later than the Filing Date, the filing of a registration under the Securities
Act of all Registrable Securities which Crusader requests to be registered.
Crusader may make three (3) registration demands of the Company pursuant to this
Section 1.2(a)

                  (b) If: (a) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording Crusader the opportunity to review and comment on the same as required by Section 1.7(i), the Company shall not be deemed to have satisfied clause
(a)), or (b) the Company fails to file with SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5)
trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be
"reviewed," or not subject to further review, or (c) the Company fails to respond to any comments made by the SEC within ten (10) trading days after the receipt of such comments, or (d) a Registration Statement filed hereunder is not declared effective by the SEC by the thirtieth (30th) day following its
Effectiveness Date, or (e) after its Effective Date, the Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate, or Crusader is not permitted to utilize the Prospectus thereunder to resell Registrable Securities, for an aggregate of twenty (20) trading days for all such events, or (f) an amendment to the Registration Statement is not filed by the Company with the SEC within ten trading days of the SEC's notifying the
Company that such amendment is required in order for the Registration Statement to be declared effective (any such failure or breach being referred to as an
"Event", and for purposes of clauses (a) and (d), the date on which such Event occurs, or for purposes of clause (b) the date on which such five trading day period is exceeded, or for purposes of clauses (c) and (f) the date which such ten trading day period is exceeded, or, for purposes of clause (e) the date on which such twenty trading day period is exceeded, being referred to as "Event
Date"), then: (x) on each such Event Date and on the first monthly anniversary of each such Event Date, the Company shall pay to Crusader an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1%) of the aggregate amounts paid by Crusader pursuant to the Purchase Agreement; and (y)
on each subsequent monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable
Event is cured, the Company shall pay to Crusader an amount in cash, as liquidated damages and not as a penalty, equal to two percent (2%) of the aggregate amounts paid by Crusader pursuant to the Purchase Agreement. Such liquidated damages shall be in

                                      -3-

addition to any rights and remedies available to Crusader under the Transaction
Documents and applicable law. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of twelve percent (12%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Crusader, until such liquidated damages are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

                  (c) If for any reason the SEC does not permit all of the
Registrable Securities to be included in the Registration Statement filed pursuant to Section 1.2(a), then the Company shall prepare and file as soon as possible after the date on which the SEC shall indicate as being the first date or time that such filing may be made, but in any event by the Filing Date for such Registration Statement, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement. The Company shall cause each such Registration
Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date for such Registration
Statement, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness
Period for such Registration Statement.

                  (d) If the Company consummates the Spin Off (as defined in the
Purchase Agreement) of the shares of Common Stock of its subsidiary Consumer
Direct Lending (to be called Shearson Home Loans), a Nevada corporation ("CDL"), the Company will cause CDL to enter into a registration rights agreement with
Crusader containing the same provisions of this Agreement for the shares of CDL to be received by Crusader in the Spin Off.

              1.3 Procedures. If Crusader intends to distribute the Registrable
Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 1.2 and the
Company shall include such information in the written notice referred to in
Section 1.2. The underwriter will be selected by Crusader and shall be reasonably acceptable to the Company. Crusader shall (together with the Company as provided in subsection 1.7(h)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Crusader.

              1.4 Company or "Piggy Back" Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than
Crusader) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash, either on its own behalf or on behalf of itself and selling stockholders, the Company shall, at such time, promptly give Crusader written notice of such registration. Upon the written request of Crusader given within thirty (30) days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.5, cause the filing of a registration under the
Securities Act of all the Registrable Securities that Crusader has requested to be registered. The Company may withdraw any registration initiated by the
Company pursuant to this Section 1.4 upon notice to Crusader.

                                      -4-

              1.5 Requirements for Registration. Crusader may not participate in any registration statement hereunder unless it completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, including an opinion of its counsel; provided, however, that
Crusader shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) Crusader's ownership of its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii)
Crusader's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested.

              1.6 Form S-3 and SB-2 Registration. In case the Company shall receive from Crusader a written request or requests that the Company effect a registration on Form S-3 or SB-2 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Crusader, the Company will:

                  (a) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Crusader's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section
1.6: (i) if Form S-3 is not available for such offering by Crusader (in such case, the registration shall be on Form SB-2); (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (iii) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.4.

                  (b) Subject to the foregoing, the Company shall file a
registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of Crusader. Registrations effected pursuant to this Section
1.6 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or Section 1.4.

              1.7 Registration Procedures. Whenever Crusader has requested that any Registrable Securities be registered pursuant to the provisions of this
Section 1, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as set forth in the written request, and pursuant thereto the Company shall, as expeditiously as possible:

                  (a) prepare and file with the SEC registration statement(s)
with respect to such securities on the appropriate forms, and use its best efforts to cause such registration statement(s) to become and remain effective in accordance with Section 1.7(b) hereof and in accordance with all laws, rules and regulations applicable thereto;

                  (b) prepare and file with the SEC such amendments and
supplements to such registration statement(s) and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement(s)
effective until the earlier of (i) the sale of all Registrable Securities covered thereby, (ii) the date required therefor by the underwriters in the

                                      -5-

underwriting agreement, or (iii) 120 days following the effectiveness of such registration statement (except in the case of a registration effected pursuant to Section 1.6, in which case, the Company will take such actions as are necessary to cause the registration statement to remain effective until the sale of all Registrable Securities covered thereby) (the "Effectiveness Period"), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement(s);

                  (c) furnish to Crusader such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Crusader may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                  (d) use its best efforts to register or qualify the
Registrable Securities covered by such registration statement(s) under the securities or blue sky laws of such jurisdictions as Crusader shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable Crusader to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

                  (e) at any time when a prospectus relating thereto covered by such registration statement(s) is required to be delivered under the Securities
Act within the appropriate period mentioned in Section 1.7(b) hereof, promptly notify Crusader and each underwriter and (if requested by Crusader) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of Crusader, prepare, file and furnish to Crusader a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) if the Company has delivered preliminary or final
prospectuses to Crusader and after having done so the prospectus is amended to comply with the requirements of the Securities Act, promptly notify Crusader and, if requested, Crusader shall immediately cease making offers of Registrable
Securities and return all prospectuses in Crusader's possession to the Company, other than permanent file copies retained by Crusader. The Company shall

                                      -6-

promptly provide Crusader with revised prospectuses and, following receipt of the revised prospectuses, Crusader shall be free to resume making offers of the
Registrable Securities;

                  (g) furnish, at the request of Crusader on the date such
Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of outside counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Crusader and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and Crusader;

                  (h) if any proposed registration effected pursuant to Section
1 involves an underwritten public offering, (i) subject to Section 1.2 select a reputable managing underwriter to underwrite such public offering, (ii) cause all Registrable Securities to be listed for trading on the principal national securities exchange (including, without limitation, the NASDAQ National Market
System) (as defined in the Exchange Act) where the Company's stock is listed for trading, or the NASD Over the Counter Bulletin Board, and (iii) enter into an underwriting agreement with the underwriter providing for such representations, warranties, covenants, conditions and indemnities as may reasonably be requested by the underwriter;

                  (i) before filing a registration statement or amendment
thereto, furnish to Crusader and its counsel and other representatives and the underwriters, if any, copies of each such registration statement or amendment proposed to be filed, which documents shall be made available on a timely basis for review and comment by Crusader, the underwriters (if any) and their respective representatives;

                  (j) make generally available to the Company's security holders an earnings statement satisfying the provisions of Section 11(a) of the
Securities Act, as promptly as practicable, but in any event no later than ninety (90) days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-KSB and 8-K under the
Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                  (k) if requested by the managing underwriter or Crusader,
promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or Crusader reasonably requests to be included therein, including, without limitation, with respect to the Registrable
Securities being sold by Crusader, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                                      -7-

                  (l) as promptly as practicable after filing with the SEC any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to
Crusader, if requested by Crusader;

                  (m) cooperate with Crusader and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement (if any), and enable such securities to be in such denominations and registered in such names as the managing underwriter or Crusader may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                  (n) promptly make available for inspection by Crusader, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by Crusader or any such underwriter (collectively, the "Inspectors"), upon reasonable advance notice and during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company
(collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement, provided that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such
Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (n) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (i) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC of documents provided supplementally or otherwise or has filed an application for SEC confidential treatment of such information which is pending or (ii) the
Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) each party requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and; provided further, that each party agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the
Records deemed confidential;

                  (o) provide a CUSIP number for the Registrable Securities
included in any registration statement not later than the effective date of such registration statement;

                  (p) cooperate with Crusader and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

                  (q) promptly file all documents required to be filed with the
SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                                      -8-

                  (r) notify Crusader promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (s) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Securities;

                  (t) advise Crusader, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

                  (u) if Crusader so requests, request acceleration of
effectiveness of the registration statement from the SEC, provided that at the time of such request, the Company does not, in good faith, believe it is necessary to amend further the registration statement in order to comply with the provisions of this Section 1.7. If the Company wishes to further amend the registration statement prior to requesting acceleration, it shall have five (5)
business days to so amend prior to requesting acceleration.

                  (v) if NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by Crusader, make an issuer filing with the
NASDR, Inc. Corporate Financing Department pursuant to NASDR Rule
2710(b)(10)(A)(i) and respond within five (5) trading days to any comments received from NASDR in connection therewith, and pay the filing fee required in connection therewith.

         1.8 Suspension of Dispositions. Crusader agrees that upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section l.7(e)(ii), Section l.7(e)(iii) and
Section 1.7(t), Crusader will forthwith discontinue disposition of Registrable
Securities until Crusader's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, Crusader will deliver to the
Company all copies, other than permanent file copies then in Crusader's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 1.7(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension
Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

         1.9 Cooperation upon a Registration. Crusader and the Company agree that, in connection with any exercise of registration rights pursuant to this
Section 1, Crusader will

                                      -9-

authorize, and will authorize and direct the Board of Directors of the Company to take, such actions as are necessary and appropriate to effectuate such registration. In addition, Crusader agrees to cooperate with the Company and the underwriters of any underwritten public offering in the preparation of all documentation necessary or desirable to effectuate any registration of any
Registrable Securities under the Securities Act pursuant to this Section 1, or registration or qualification of any Registrable Securities pursuant to Section
1.7(d) hereof. In addition, the Company agrees to cooperate fully with Crusader in connection with any such registration or qualification.

         1.10     Expenses.

                  (a) The Company shall pay all expenses incurred by the Company in complying with the terms hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the
NASD), fees and expenses of complying with the securities or blue sky laws of all such jurisdictions in which the Registrable Securities are proposed to be offered and sold (including reasonable fees and disbursements of counsel in connection with blue sky qualification of Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with any listing of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants
(including the expenses of any special audit or cold comfort letters required by or incident to such performance), Securities Act liability insurance (if the
Company elects to obtain such insurance) and fees and disbursements of underwriters (to the extent the Company is liable therefor under the terms of any underwriting agreement), whether or not any registration statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to Sections 1.2 or 1.4 hereof shall be borne by Crusader in proportion to the number of Registrable Securities sold by Crusader, and except as expressly provided in this Section 1.10, in no event shall the Company pay any fees or expenses attributable to any counsel, accountants or other persons retained or employed by Crusader. Further to the foregoing, the Company shall pay all reasonable and customary expenses incurred by Crusader, including, without limitation, all reasonable expenses and fees (at the usual and customary levels charged to Crusader) of counsel for Crusader, plus, to the extent reasonably necessary, one (1) firm of local counsel for Crusader in each state or country where reasonably necessary.

                  (b) At any time before the registration statement covering
Registrable Securities becomes effective, Crusader may request that the Company withdraw or not file the registration statement.

         1.11     Indemnification.

                  (a) In the event of any registration of any Registrable
Securities under the Securities Act pursuant to this Section 1 or registration or qualification of any Registrable Securities pursuant to this Agreement, the
Company shall indemnify and hold harmless Crusader, each underwriter of such shares, if any, each broker or any other person acting on behalf of Crusader, each director, officer, stockholder, employee, member, manager and partner

                                      -10-

of any of the foregoing and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (each, an
"Indemnified Person") against any losses, claims, damages, liabilities or expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are related to, result from or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities
Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to this Agreement, or arise out of, are related to, result from or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws and the Company shall reimburse on demand each Indemnified Person for any legal or any other costs and expenses reasonably incurred by any of them in connection with investigating, preparing for, defending or settling any such loss, claim, damage, liability or action by any governmental agency or body; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities pursuant to this
Agreement, in reliance upon and in conformity with written information furnished to the Company by Crusader or any underwriter, broker, other person or controlling person specifically for use in the preparation thereof or arises out of or is based upon the Indemnified Person's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Person with a sufficient number of copies of the same; provided further, that the Company shall not be liable for any settlement made without its prior written consent, such consent not to be unreasonably withheld or delayed.

                  (b) Before Registrable Securities shall be included in any registration pursuant to this Section 1, Crusader will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement and prospectus, and Crusader and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) above) the Company, each director of the Company, each officer of the
Company who signs such registration statement, and any person who controls the
Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by Crusader or such underwriter for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net

                                      -11-

proceeds actually received by Crusader from the sale of Registrable Securities effected pursuant to such registration; provided further, that Crusader shall not be liable for any settlement made without its prior written consent, such consent not to be unreasonably withheld or delayed.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Sections
1.11(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 1.11, give prompt written notice to the latter of the commencement of such action
(provided that the failure to give such notice shall not limit the rights of such indemnified party unless and to the extent such failure is prejudicial to its ability to defend such action). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof;
provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from, in conflict with or additional to those available to the indemnifying party, or that such claim or litigation involves or could reasonably be expected to have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.11, or if the indemnifying party fails to take diligent action to defend such claim within twenty (20) days following notice thereof from the indemnified party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.11. If the indemnifying party does assume its own defense, from such time the indemnified party shall bear the expenses of its own separate counsel. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not make any settlement of the applicable claim indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld or delayed.
An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party and any other such indemnified party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which an Indemnified
Person makes a claim for indemnification pursuant to this Section 1.11, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 1.11 provides for indemnification in such case, then the

                                      -12-

Company and Crusader will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect, as between the indemnifying party, on the one hand, and the indemnified party on the other hand, the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) Crusader will not be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, (ii) no underwriter shall be required to contribute any amount in excess of the proceeds to it from the offering pursuant to such registration statement, and (iii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. If indemnification is available under this
Section 1.11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 1.11(a) and 1.11(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 1.13(d).

                  (e) Notwithstanding any of the foregoing, if in connection with an underwritten public offering of any Registrable Securities, the Company,
Crusader and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, the indemnification provided thereunder shall be in addition to (and not in lieu of) the indemnification provided to Crusader and the Company hereunder.

                  (f) The indemnification and contribution required by this
Section 1.11 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, provided that if a court of competent jurisdiction finally determines that any Indemnified Person which has received payments hereunder does not have an indemnification right under Section
1.11 for any reason, then such Indemnified Person shall within five (5) days of such final determination, refund all amounts received hereunder to the Company.

                  (g) The indemnification and contribution provided for
hereunder will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and will survive the transfer of securities.

              1.12 Reports Under The Securities Exchange Act of 1934. With a
view to making available to Crusader the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Crusader to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                                      -13-

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the
Company for the offering of its securities to the general public so long as the
Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable
Crusader to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act:
and

                  (d) furnish to Crusader, so long as Crusader owns any
Registrable Securities, forthwith upon request (i) a written statement by the
Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any
time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3
(at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Crusader of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

              1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Crusader, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, to make a demand registration which could result in such registration statement being declared effective within one hundred twenty
(120) days of the effective date of any registration effected pursuant to
Section 1.2 or (c) grant any other registration rights to any person, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity superior to or in conflict with the rights granted pursuant to this Agreement other than rights granted to any holder or prospective holder in connection with a commercial transaction entered into by the Company or one of its subsidiaries which is approved by the
Company's Board of Directors.

2. Miscellaneous.

              2.1 Successors and Assigns. The terms and conditions of this
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                                      -14-

              2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and Crusader.

              2.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S.
mail as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature pages hereto, or as subsequently modified by written notice.

              2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the
Agreement shall be interpreted as if such provision were so excluded, and (c)
the balance of the Agreement shall be enforceable in accordance with its terms.

              2.5 Specific Performance. Each party to this Agreement
acknowledges that the other parties will suffer irreparable injury in the event of any breach of any provision of this Agreement and that therefore the remedy at law for any breach or threatened breach of any such provision of this
Agreement will be inadequate. Accordingly, upon a breach or threatened breach of any such provision of this Agreement by any party hereto, the other parties shall, in addition and without prejudice to any of the rights and remedies they may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance of such provisions of this Agreement and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing or future) of, such provisions of this Agreement.

              2.6 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

              2.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              2.8 Titles and Subtitles. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              2.9 Submission to Jurisdiction; Consent to Service of Process.

                  (a) The parties hereto hereby irrevocably submit to the
non-exclusive jurisdiction of any federal or state court located within the
Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

                                      -15-

Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby consents to process
being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 2.3 hereof.

                  2.10 Complete Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, between or among any of the parties hereto, with respect to the subject matter hereof.

                  2.11 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, cost and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.12 Further Assurances. Each of the parties to this Agreement agrees to execute such other documents and take such other action as may be reasonably necessary to implement and carry out the intent of this agreement.

                  2.13 Failure to Execute. Failure of any party to execute this
Agreement renders this Agreement void as to the non-executing party, but such
Agreement shall be valid and binding as to all other parties that execute such
Agreement.

                  [Remainder of page intentionally left blank]

                                      -16-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Common
Stock Purchase Agreement, as of the date first set forth above.

Notice Address:                           The Company:

6330 S. Sandhill Road, Suite 8            CONSUMER DIRECT OF AMERICA
Las Vegas, Nevada  89120
Attention:  President                     By:   /s/ Michael A. Barron
Tel:   702-547-7300                             ------------------------------
Fax:  702-851-5643                              Name:  Michael A. Barron
                                                Title: Chief Executive Officer

Notice Address:                           The Purchaser:

237 Park Avenue, Suite 1000               CRUSADER CAPITAL PARTNERS II, LLC
New York, New York
Attention:  Chairman                      By its Manager: Crusader Capital, LLC
Tel:   (212) 536-7900
Fax:  (212) 536-7979
                                          By:  /s/ Blair A. West
                                               --------------------------------
                                                  Name:  Blair A. West
                                                  Title: Manager

With copies to:

Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
One Pennsylvania Plaza, 37th Floor
New York, New York 10119-3701
Attention:  Thomas More Griffin, Esq.
Tel:  (212) 649-4737
Fax:  (973) 639-6325

                                      -17-